Exhibit 99.4

MARKETING MATERIALS

prepared for

PEOPLE’S BANK

SECOND STEP TRANSACTION

Draft # 3

Dated:                     , 2006

People’s Bank

Second Step Transaction

Marketing Materials

TABLE OF CONTENTS

LETTERS
Letter to Members (Eligible to Vote and Buy)	1
Letter to Closed Accountholders (Eligible to Buy, Not Vote)	2
Ryan Beck “Broker Dealer” Letter	3
OTS Required Letter	4
Subscription Offering Stock Order Acknowledgment Letter	6
Stock Certificate Mailing Letter for Subscription Offering Investors	7
Reminder Member Proxygram - #1	8
Reminder Member Proxygram - #2	9
Reminder Member Proxygram - #3	10
Member Proxy Card Notice	11
Registered Stockholder Vote Reminder Letter	12
Letter to Voting Stockholders – Not included. Drafted by counsel

NOTICES
Secure Stock Order Form Drop Box Sign	13

FORMS
Stock Order Form – Printer typeset
Stockholder Proxy Card – Not included. Drafted by counsel
Member Proxy Card – Not included. Drafted by counsel

OTHER
Q&A Brochure	14

The above are marketing documents. At the end of the transaction, closing communications will be made with new investors and minority stockholders. These documents will be drafted at a later date.

LETTER TO MEMBERS (Eligible to Vote and Buy)

[People’s Bank Letterhead]

Dear People’s Bank Depositor:

I am pleased to inform you about some exciting changes planned at People’s Bank. We are in the process of converting from a mutual holding company structure to a fully-public company. As a depositor of People’s Bank, you have an opportunity to invest in People’s United Financial, Inc., a newly-formed company that will become the parent company of People’s Bank once the conversion is completed.

Just as importantly, I would like to request your vote on two proposals – first, to approve the conversion by voting in favor of the adoption of the Plan of Conversion (the “Plan”) and second, to approve the establishment and funding of a charitable foundation. Enclosed are a Proxy Statement and Prospectus describing the Plan and the stock offering, along with a Questions and Answers brochure.

The conversion and stock offering are intended to provide us with substantially greater access to capital than is available to People’s Bank in our current corporate form, to significantly increase the liquidity of our common stock and to provide us with additional capital to expand our branch network and undertake mergers and acquisitions. The charitable foundation will continue People’s Bank’s long-standing commitment to its communities through donations to charitable causes and projects.

THE PROXY VOTE:

Your vote is extremely important. Although we have received conditional regulatory approval, the Plan and the charitable foundation are also subject to the approval of our depositors. Therefore, on behalf of the Board of Directors of People’s Bank, I urge you to read the enclosed materials carefully and cast your votes in favor of each of the two proposals. Note that you may receive more than one proxy card depending on the ownership structure of your People’s Bank accounts. Please vote all the proxy cards you receive – none are duplicates! To cast your votes, please sign each proxy card and return the card(s) in the enclosed Proxy Reply envelope or, if you prefer, vote by phone or internet by following the instructions on the proxy card. Not voting has the same effect as voting against the proposals, so I urge you to vote.

If you vote to approve the Plan and the charitable foundation, be assured that:

•	you will not be obligated to purchase shares of common stock in our stock offering.

•	the account number, interest rate and other terms of your People’s Bank accounts will not change.

•	People’s Bank’s management and staff will continue to serve you.

•	your People’s Bank deposit accounts will continue to be insured by the FDIC up to the maximum legal limits.

THE STOCK OFFERING:

As an eligible People’s Bank depositor, you have non-transferable rights, but no obligation, to purchase shares of common stock during our subscription offering before any shares are made available for sale to the general public. We are offering up to 172,500,000 shares of our common stock at $20.00 per share. No commission will be charged to purchasers.

Please read the enclosed materials carefully, including the “Risk Factors” section of the Prospectus, before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed stock order form and return it, with full payment, in the enclosed envelope marked Order Reply. Stock order forms must be received (not postmarked) by 11:00 a.m., Eastern Time, on                     , 2007. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for assistance, because these orders require additional processing time.

If you have questions about voting or purchasing shares, please refer to the enclosed materials, including the Questions & Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a stockholder of People’s United Financial, and I thank you for your continued support as a People’s Bank customer.

Sincerely,

John A. Klein
Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll free, at 1-(__)             -

From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday

LETTER TO CLOSED ACCOUNTHOLDERS (Eligible to Buy, Not Vote)

[People’s United Financial, Inc. Letterhead]

Dear Friend:

I am pleased to inform you about some exciting changes planned at People’s Bank. We are in the process of converting from a mutual holding company structure to a fully-public company. You have an opportunity to invest in People’s United Financial, Inc., a newly-formed company that will become the parent company of People’s Bank once the conversion is completed.

The conversion and stock offering are intended to provide us with substantially greater access to capital than is available to People’s Bank in our current corporate form, to significantly increase the liquidity of our common stock and to provide us with additional capital to expand our branch network and undertake mergers and acquisitions.

Our records indicate that you were a depositor of People’s Bank at the close of business on June 30, 2005 or                     , 2006. As such, you have non-transferable rights, but no obligation, to purchase shares of common stock during our subscription offering before any shares are made available for sale to the general public. We are offering up to 172,500,000 shares of our common stock at $20.00 per share. No commission will be charged to purchasers.

Please read the enclosed materials carefully, including the “Risk Factors” section of the Prospectus, before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed stock order form and return it, with full payment, in the enclosed envelope. Stock order forms must be received (not postmarked) by 11:00 a.m., Eastern Time, on                     , 2007. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for assistance, because these orders require additional processing time.

If you have questions about purchasing shares, please refer to the enclosed materials, including the Questions & Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a stockholder of People’s United Financial.

Sincerely,

John A. Klein
Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll free, at 1-(__)            -

From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday

RYAN BECK “BROKER DEALER” LETTER

[Ryan Beck Letterhead]

Dear Sir/Madam:

At the request of People’s United Financial, Inc., the newly-formed company that will become the corporate parent of People’s Bank, we are enclosing materials regarding the offering of shares of People’s United Financial, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Ryan Beck & Co., Inc. has been retained by People’s United Financial, Inc. as selling agent in connection with the Subscription Offering.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

NOTE: To accompany – not replace – one of the preceding letters, if an order form is included in the mailing.

OTS REQUIRED LETTER – Side 1

READ THIS FIRST

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact Office of Thrift Supervision (OTS) at (202) 906-6202. OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

(over)

OTS REQUIRED LETTER – Side 2

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•	Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•	“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•	Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•	Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

STOCK ORDER ACKNOWLEDGEMENT LETTER

[People’s United Financial, Inc. Letterhead]

[imprinted with name & address of subscriber]

Date

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of People’s United Financial, Inc. common stock. Please review the information below, including the registration for your purchase (shown above), to verify that your order information is accurate. If any information does not agree with your records, please call our Stock Information Center, toll free, at (        )             -            , Monday through Friday, from 10:00 a.m. to 4:00 p.m. Eastern Time. Please refer to the batch and order number listed below when contacting our Stock Information Center.

Order Information:

Batch #:

Order#:

Number of Shares Requested:

Offering Category:              (subject to verification; see descriptions below)

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated                     , 2007, in the section entitled “The Conversion and Offering – Subscription Offering and Subscription Rights.”

The offering period ends at 11:00 am, Eastern Time, on                     , 2007. We are required to receive certain final approvals from regulators, and the approval of our People’s Bank depositors and stockholders, before the newly-issued shares can begin trading. Your patience is appreciated.

Thank you for your order,

PEOPLE’S UNITED FINANCIAL, INC.

REMINDER: IF YOU HAVE NOT VOTED YOUR PROXY CARDS, PLEASE DO. VOTES MUST BE RECEIVED IN TIME TO BE TALLIED ON                     , 2007. PLEASE CALL THE ABOVE TELEPHONE NUMBER IF YOU HAVE QUESTIONS.

Offering Category Descriptions:

1.	People’s Bank depositors with aggregate balances of at least $50 on June 30, 2005;

2.	People’s Bank employee stock benefit plans;

3.	People’s Bank depositors with aggregate balances of at least $50 on , 2006;

4.	People’s Bank depositors on , 2007.

NOTE: Provided to Mellon who will imprint and mail out the acknowledgements.

STOCK CERTIFICATE MAILING LETTER FOR NEW INVESTORS

[People’s United Financial, Inc. Letterhead]

Dear Stockholder:

I would like to welcome you as a stockholder of People’s United Financial, Inc.

Your stock certificate is enclosed. We recommend that you keep it in a safe place, such as in a safe deposit box or deposited with a brokerage firm. Replacing a lost or destroyed stock certificate can be a costly and lengthy process.

Please review the certificate carefully to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our Transfer Agent:

on the web:

by mail:

Mellon Investor Services

[street]

[city, state, zip]

by phone:

(        )             -

by email:

If the enclosed stock certificate must be forwarded to the Transfer Agent, we recommend that you deliver it using registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive all stockholder communications.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest at the People’s Bank passbook savings rate of         % APY, calculated from the date your funds were received through                     , 2007.

If your stock order was paid in full or in part by authorizing a withdrawal from a People’s Bank deposit account, the withdrawal was made on         , 2007. Until then, interest on these funds was earned at your applicable contractual deposit account rate. Any interest earned on these funds remain in your account.

People’s United Financial, Inc. common stock trades on the Nasdaq Global Select Market. Until                     , 2007, People’s United Financial’s trading symbol will be “PBCTD.” Thereafter, the symbol will be “PBCT.”

Thank you for sharing in our company’s future.

Sincerely,

John A. Klein
Chairman, President and Chief Executive Officer

NOTE: This letter will be mailed by Mellon, as Transfer Agent. It may need to be amended if the decision is made to include with the stock certificate a form to submit the stock certificate to Mellon for inclusion in DRS.

REMINDER MEMBER PROXYGRAM #1

[This reminder note accompanies a proxy card and return envelope sent to high vote customers shortly after the initial mailing. For a second reminder, we may use the one on the next page.]

PEOPLE’S BANK [LOGO]

PLEASE VOTE AND RETURN

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you,

please vote the enclosed replacement Proxy Card.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

Vote by mail using the enclosed envelope,

or use the telephone or internet voting instructions on the Proxy Card.

PEOPLE’S BANK’S BOARD OF DIRECTORS ASKS THAT YOU VOTE “FOR”

OUR PLAN OF CONVERSION AND “FOR” ESTABLISHMENT OF A

CHARITABLE FOUNDATION TO BENEFIT OUR COMMUNITIES

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE TWO PROPOSALS

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK DURING THE PEOPLE’S UNITED FINANCIAL STOCK OFFERING

THE PLAN OF CONVERSION CHANGES OUR FORM OF CORPORATE

ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO BANK STAFF,

MANAGEMENT OR YOUR PEOPLE’S BANK DEPOSIT ACCOUNTS OR LOANS

QUESTIONS?

Please call us, toll free, at 1-(        )             -

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time

NOTE: This can be printed on 8  1/2” x 11” yellow paper.

REMINDER MEMBER PROXYGRAM #2

REMINDER...

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you

People’s Bank’s Board of Directors urges you to vote “FOR” our Plan of Conversion

and

“FOR” establishment of a charitable foundation to benefit our communities

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE TWO PROPOSALS

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE VOTE THE ENCLOSED REPLACEMENT

PROXY CARD. RETURN IT IN THE ENCLOSED ENVELOPE OR, IF YOU PREFER,

VOTE USING THE TELEPHONE OR INTERNET VOTING INSTRUCTIONS ON THE PROXY CARD

YOUR VOTE CANNOT BE COUNTED TWICE

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK IN THE

PEOPLE’S UNITED FINANCIAL STOCK OFFERING, NOR DOES IT AFFECT YOUR PEOPLE’S BANK

DEPOSIT ACCOUNTS OR LOANS

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call us, toll free, at 1-(        )             -

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time

PEOPLE’S BANK [LOGO]

NOTE: This is printed on 8  1/2” x 11” blue paper.

REMINDER MEMBER PROXYGRAM #3

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN

In order to implement People’s Bank’s proposed Plan of Conversion and to establish the proposed charitable foundation, we must obtain the approval of our depositors.

If you are unsure whether you voted, please promptly vote

the enclosed replacement Proxy Card.

Your vote cannot be counted twice!

PEOPLE’S BANK’S BOARD OF DIRECTORS ASKS

THAT YOU VOTE “FOR” OUR PLAN OF CONVERSION

AND

“FOR” ESTABLISHMENT OF A CHARITABLE

FOUNDATION.

If you receive more than one of these reminder mailings,

please vote each proxy card received. None are duplicates!

THANK YOU!

QUESTIONS?

Please call us toll free at 1-(___) ___-____

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time

PEOPLE’S BANK [LOGO]

NOTE: This can be printed on 8 ½” x 11” green paper.

MEMBER PROXY CARD NOTICE

PEOPLE’S BANK [LOGO]

IMPORTANT NOTICE:

THIS PACKAGE INCLUDES PROXY CARD(S)

REQUIRING YOUR SIGNATURE.

IF MORE THAN ONE PROXY CARD IS ENCLOSED,

PLEASE PROMPTLY VOTE EACH CARD…

NONE ARE DUPLICATES!

THANK YOU,

YOUR BOARD OF DIRECTORS

NOTE: To be included in original mailing of voting member packages, printed on 8 ½” x 11” colored paper.

REGISTERED STOCKHOLDER (CERTIFICATE PLUS DRS) VOTE REMINDER LETTER

[People’s Bank Letterhead]

Dear Stockholder:

We recently mailed you proxy materials in connection with our upcoming Special Meeting of Stockholders, to be held on                     , 2007. According to our records, we have not received your proxy vote. For your convenience, we enclose another proxy card and return envelope. You may mail the proxy card using the envelope provided, or vote by using the telephone or internet voting instructions on the proxy card.

Please note that your vote counts. It is very important that your shares be voted, regardless of the number of shares you own! The Board of Directors has recommended that you vote “FOR” the two proposals. Not voting has the same effect as voting “AGAINST” the proposals, so I urge you to vote.

Please disregard this letter if you have already voted.

Thank you for your cooperation and your continued support of People’s Bank.

Sincerely,

John A. Klein
Chairman, President and Chief Executive Officer

Note: Beneficial Owners will receive ADP’s standard vote reminder flyer.

SECURE STOCK ORDER FORM DROP BOX SIGN

STOCK ORDER FORM DROP BOX

Stock Order Forms, with full payment,

must be received by 11:00 a.m. on ________, 2007

ORDERS MAY NOT BE REVOKED ONCE SUBMITTED.

IF YOU HAVE QUESTIONS, PLEASE CONTACT OUR

STOCK INFORMATION CENTER AT 1-(800) ___-____

FOR ASSISTANCE BEFORE YOU SUBMIT YOUR ORDER.

THE CENTER IS OPEN MONDAY THROUGH FRIDAY

FROM 10:00 AM TO 4:00 PM

PLEASE NOTE:

PROXY CARDS SHOULD NOT BE DELIVERED TO THIS BOX. INSTEAD, PLEASE MAIL YOUR PROXY

CARD USING THE PROXY REPLY ENVELOPE

PROVIDED IN YOUR PACKAGE OR ASK OUR INFORMATION DESK FOR A PROXY REPLY

ENVELOPE.

PEOPLE’S BANK [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.

The offer is made only by the Prospectus. The shares of common stock are not savings accounts and are not insured by the FDIC or any other government agency.

NOTE: This sign can be posted on or near the secure order form drop box that is proposed for the main office lobby.

QUESTIONS AND ANSWERS

This brochure contains information about the conversion of People’s Bank and its parent People’s Mutual Holdings and about the stock offering by People’s United Financial, Inc. You should read this document and the accompanying Prospectus for more information about the conversion and stock offering.

Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section, beginning on page         .

GENERAL

Q.	What is the conversion?

A.	People’s Bank and its parent, People’s Mutual Holdings, are converting from a mutual holding company structure to a fully-public ownership structure in which 100% of outstanding common stock will be owned by public stockholders. Currently, People’s Mutual Holdings owns 57.7% of People’s Bank’s common stock. The remaining 42.3% of People’s Bank common stock is owned by public stockholders. As a result of the conversion, our newly-formed company, called People’s United Financial, will become the parent of People’s Bank.

Shares of common stock of People’s United Financial, representing the 57.7% ownership interest of People’s Mutual Holdings in People’s Bank, are being offered for sale to eligible depositors and, possibly, to the public. At the completion of the conversion and related stock offering, current public stockholders of People’s Bank will exchange their shares of People’s Bank common stock for shares of common stock of People’s United Financial.

After the conversion and stock offering are completed, People’s Bank will become a wholly-owned subsidiary of People’s United Financial, and 100% of the common stock of People’s United Financial. will be owned by public stockholders. People’s Mutual Holdings will cease to exist.

See “The Conversion and Offering,” beginning on page          of the Prospectus, for more information about the conversion and the share exchange applicable to People’s Bank stockholders.

Q.	What are the reasons for the conversion and related stock offering?

A.	People’s Bank’s Board of Directors has determined that the conversion is in the best interest of the Bank, its depositors and other customers, its stockholders and the communities it serves. The conversion and stock offering are intended to provide People’s Bank and People’s United Financial with substantially greater access to capital than is available under our current mutual holding company structure and to significantly increase the liquidity of our common stock. In addition, the stock holding company structure will provide us with more flexibility in structuring mergers and acquisitions.

The net proceeds raised in the offering will allow us to:

•	finance de novo expansion and support organic growth both inside and outside the state of Connecticut;

•	acquire other financial institutions, businesses related to banking or branches, although there is no specific agreement with any institution or business at this time;

•	increase lending to support continued growth in our commercial banking loan portfolios;

•	form The People’s Community Foundation (the “Foundation”) to benefit the communities we serve; and

•	use the additional capital for other general corporate purposes.

Q.	Will customers notice any change in People’s Bank’s day-to-day activities as a result of the conversion?

A.	No. It will be business as usual. The conversion is an internal change in corporate structure. There will be no change to People’s Bank’s management, staff or branches as a result of the conversion. People’s Bank will continue to operate as an independent bank.

Q.	Will the conversion affect my deposit or loan with People’s Bank?

A.	No. The conversion will not affect the balance or terms of any loan or deposit accounts you may have with People’s Bank, and deposits will continue to be federally-insured by the Federal Deposit Insurance Corporation (“FDIC”) up to the maximum legal limit. Deposit accounts will not be converted to stock.

Q.	What is The People’s Community Foundation?

A.	To continue People’s Bank’s long-standing commitment to its local communities, we intend to establish a charitable foundation, The People’s Community Foundation, as part of the conversion and stock offering. We will fund the Foundation with 2,000,000 shares of People’s United Financial common stock and $20 million in cash. The Foundation will make grants and donations to charitable causes and projects within our market area. We believe the Foundation will enhance the long-term value of our banking franchise.

THE PROXY VOTE

Q.	What are the two proposals that depositors are being asked to approve?

A.	People’s Bank depositors as of , 2007 are being asked to vote to approve two proposals:

•	The Plan of Conversion (the “Plan”) under which People’s Mutual Holdings will convert to stock form, and People’s United Financial, our newly-formed company, will offer for sale, in the form of shares of its common stock, People’s Mutual Holdings’ 57.7% ownership interest in People’s Bank; and

•	The establishment and funding of The People’s Community Foundation.

Q.	Are all People’s Bank customers eligible to vote on the Plan and the Foundation?

A.	Depositors of People’s Bank as of , 2007 are eligible to vote on the Plan and the Foundation and have been mailed a Proxy Statement and proxy card(s).

Q.	Why should I vote to approve the Plan and the Foundation?

A.	Our Board of Directors believes that converting to a fully public structure will best support the growth of People’s Bank, and the Foundation will allow us to continue our long-standing commitment to our local communities.

Your vote “For” the two proposals is extremely important. We cannot complete the conversion and stock offering or establish the Foundation unless we receive the affirmative vote of a majority of the total votes eligible to be cast by our depositors. (A similar vote requirement applies to our public stockholders. So, if you are a stockholder, please vote, even if you have already voted as a depositor.)

VOTING IS IMPORTANT! Not returning a proxy card has the same effect as a vote against the two proposals. People’s Bank’s Board of Directors recommends voting “FOR” each proposal.

Q.	What happens if I don’t vote?

A.	Your vote is very important. Not voting all the proxy cards you receive will have the same effect as voting “Against” the Plan of Conversion and the Foundation. Without enough favorable votes, we will not be able to proceed with the conversion and related stock offering or establish the Foundation.

Q.	How do I vote?

A.	In the package you received, there are one or more proxy cards, as well as a Prospectus and Proxy Statement. In order to cast your votes, you may fill out and sign each proxy card, and return the card(s) to us in the enclosed Proxy Reply envelope. Alternatively, you may vote by internet or telephone, by following the simple instructions on the proxy card. Each proxy card has a unique number to be entered if you choose to vote by internet or telephone.

PLEASE VOTE PROMPTLY.

Q.	Why did I receive more than one proxy card? Do I need to vote them all?

A.	If you have several deposit accounts at People’s Bank, you may have received more than one proxy card, depending on the types of accounts you have. It is important that you vote ALL of the proxy cards that you receive.

Q.	More than one name appears on my proxy card(s). Who must sign?

A.	The names reflect the title of your deposit account(s). Proxy cards for joint deposit accounts require the signature of only one of the owners. Proxy cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

INFORMATION ABOUT THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.	People’s United Financial is offering for sale between 127,500,000 and 172,500,000 shares (subject to increase to 198,375,000 shares) of common stock at $20.00 per share. No commission will be charged to purchasers in the offering.

Q.	Who is eligible to purchase stock in the subscription offering?

A.	Under the Plan of Conversion, non-transferable rights to buy shares of People’s United Financial common stock in the Subscription Offering have been granted in the following order of priority:

Priority # 1 – People’s Bank depositors with aggregate balances of at least $50 on June 30, 2005;

Priority # 2 – People’s Bank’s tax-qualified employee benefit plans;

Priority # 3 – People’s Bank depositors with aggregate balances of at least $50 on December 31, 2006;

Priority #4 – People’s Bank depositors on                     , 2007.

Shares not sold in the Subscription Offering may be offered for sale, at $20.00 per share, in a Syndicated Offering to the general public.

Q.	How may I buy shares during the Subscription Offering?

A.	Depositors eligible to purchase stock in the Subscription Offering have received a stock order form in this package. Shares can be purchased by completing the stock order form and returning it, with full payment, so that it is physically received (not postmarked) by , 2007. Delivery of a stock order form may be made by mail, using the enclosed Order Reply envelope or by overnight delivery to the address noted on the stock order form. Stock order forms may also be hand-delivered to a secure drop box located at the information desk in our main office lobby at 850 Main Street, Bridgeport, Connecticut. Stock order forms may NOT be delivered to People’s Bank banking or other offices.

Q.	What is the deadline for purchasing shares?

A.	To purchase shares in the Subscription Offering, you must deliver a properly-executed stock order form, with full payment, so that it is received by us (not postmarked) by 11:00 a.m. Eastern time, on , 2007. Acceptable methods for delivery of stock order forms are described above.

Q.	How may I pay for my shares?

A.	Payment for shares can be remitted in two ways:

(1) By personal check, bank check or money order, payable directly to People’s United Financial. These will be cashed upon receipt. We cannot accept cash, wires, or third-party checks. People’s Bank equity line of credit checks and funds drawn from People’s Bank personal credit lines may not be remitted for this purchase.

(2) By authorized withdrawal of funds from People’s Bank deposit account(s). The stock order form section titled “Method of Payment - Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the stock order form is received. You may not authorize direct withdrawal from People’s Bank IRA or Keogh accounts or accounts with check-writing privileges. If you wish to use funds in a People’s Bank checking account, please make payment by a check drawn on the account. See information on IRAs below.

Q.	Will I earn interest on my funds?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at the People’s Bank passbook savings rate from the date we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your People’s Bank deposit account(s), a hold will be placed on the funds, making them unavailable to you; however your funds will continue earning interest within the account(s), at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	Are there limits to how many shares I can order?

A.	Yes. The minimum order is 25 shares ($500). The maximum number of shares that may be purchased during the stock offering by one person, or persons exercising subscription rights through a single qualifying deposit account held jointly, is 100,000 ($2.0 million). Also, no person, with associates, or with persons acting in concert, may purchase more than 100,000 shares ($2.0 million) in the stock offering. More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found beginning on page of the Prospectus.

Q.	I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my stock order form to take advantage of my priority as an eligible depositor?

A.	No. Subscription rights are nontransferable! Only eligible People’s Bank depositors may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the names of eligible depositor(s). On occasion, unscrupulous people attempt to persuade eligible accountholders to transfer subscription rights, or to purchase shares in the Subscription Offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible depositors’ subscription rights in the offering. We urge you to read the enclosed “Office of Thrift Supervision Guidance for Accountholders” for more information on this important topic.

Q.	May I use my People’s Bank IRA to purchase the shares?

A.	If you wish to use any of the funds that are currently in a People’s Bank IRA or other retirement account, the funds must be transferred, before your order is placed, to a brokerage firm or other type of independent trustee, other than Peoples Securities, Inc. If you are interested in using IRA or any other retirement funds held at People’s Bank or elsewhere, please call our Stock Information Center as soon as possible for assistance, but no later than , 2007. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held. We cannot guarantee that you will be able to use retirement funds held with People’s Bank or elsewhere for this purpose.

Q.	May I use a loan from People’s Bank to pay for shares?

A.	No. People’s Bank, by regulation, may not extend a loan for the purchase of People’s United Financial common stock in the offering. For this reason, you may not use existing People’s Bank equity line of credit checks or People’s Bank personal credit line funds to purchase stock in the offering.

Q.	Can I change my mind after I placed an order to subscribe for stock?

A.	No. After receipt by us, your order cannot be modified or withdrawn.

Q.	Will the stock be insured?

A.	No. Like any common stock, People’s United Financial’s stock will not be insured.

Q.	Does People’s United Financial intend to pay dividends on the stock?

A.	Yes. The amount of dividends that People’s United Financial initially intends to pay to its stockholders following the conversion is intended to approximate the per-share dividend amount, adjusted to reflect the share exchange, that People’s Bank stockholders currently receive on their shares of People’s Bank common stock. However, the continued payment of dividends will depend on our earnings and financial condition and other factors. People’s United Financial cannot guarantee that we will pay dividends in the future or, if we pay dividends, the amount and frequency of these dividends.

Q.	How will People’s United Financial shares trade?

A.	People’s Bank common stock is currently listed on the Nasdaq Global Select Market under the symbol “PBCT.” Upon completion of the offering, the newly issued shares of People’s United Financial common stock will replace the existing shares. For a period of 20 trading days following the completion of the offering, we expect that People’s United Financial’s trading symbol will be “PBCTD.” Thereafter, the symbol will revert to “PBCT.”

Q.	Are officers and directors of People’s Bank planning to purchase stock?

A.	Yes! Collectively, People’s Bank’s directors and executive officers and their associates expect to purchase nearly $8 million of the common stock being offered (387,500 shares).

Q.	If I purchase shares in the Peoples United Financial Subscription Offering, when will I receive my stock certificate?

A.	Stock certificates will be mailed by our transfer agent, Mellon Investor Services, as soon as possible after completion of the stock offering. Although the shares of People’s United Financial common stock will have begun trading, brokerage firms may require that you have received your stock certificate(s) prior to selling your shares.

WHERE TO GET MORE INFORMATION

Q.	Where can I call to get more information?

A.	For more information, refer to the enclosed Prospectus or call at our Stock Information Center, toll-free, at 1- ( )- - , from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

STOCK ORDER FORM

People's United Financial, Inc.

For Internal Use Only	
REC'D #____ BATCH #____ ORDER #____ CATEGORY #____	
O ____	C ____

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 11:00 a.m., Eastern Time, on _____, 2007. Subscription rights will become void after this time. Stock Order Forms can be delivered by: 1) mail, using the enclosed Order Reply envelope, 2) by hand to a secure drop box located in the lobby of People's Bank's headquarters, 850 Main Street, Bridgeport, CT, or 3) by overnight delivery to People's Bank, Attn: Stock Offering, 850 Main Street, Bridgeport, CT 06604. You may NOT deliver this form to any banking or other offices of People's Bank. **Faxes or copies of this form are not required to be accepted.**

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM

(1) NUMBER OF SHARES — SUBSCRIPTION PRICE PER SHARE — (2) TOTAL PAYMENT DUE

_____ X $20.00 = $ _____.00

Minimum Number of Shares: 25 ($500). Maximum Number of Shares: 100,000 ($2.0 million). See Stock Order Form Instructions.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order made payable to: **People's United Financial, Inc.** in the amount of: $ _____.00

Cash, wire transfers, third party checks, and People's Bank equity line of credit checks will not be accepted for this purchase. Checks will be cashed upon receipt.

(4) METHOD OF PAYMENT – ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the People's Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. **People's Bank IRA and Keogh accounts, and accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

For Internal Use Only	People's Bank Deposit Account Number(s)	Withdrawal Amount(s)
		$ .00
		$ .00
		$ .00
	Total Withdrawal Amount	$ .00

(5) PURCHASER INFORMATION

Check the **one** box that applies, as of the earliest Subscription Offering eligibility date:

- a. ☐ Check here if you had a minimum of $50 on deposit at People's Bank on June 30, 2005.
- b. ☐ Check here if box (a) above does not apply, but you had a minimum of $50 on deposit at People's Bank on ________, 2006.
- c. ☐ Check here if boxes (a) and (b) above do not apply, but you were a People's Bank depositor on ________, 2007.

If you checked box (a) (b) or (c), please provide the following information as of the eligibility date under which you qualify in the Subscription Offering:

Deposit Account Title (Name(s) on Account)	Account Number(s)

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT AND EMPLOYEES (Check a box, if applicable)

Check if you are a People's Mutual Holding Company, People's United Financial, Inc. or People's Bank:

☐ Trustee/Director ☐ Officer ☐ Employee

☐ Member of the immediate family of a trustee, director, officer, or employee *(as defined on the reverse side of this form)*

(7) MAXIMUM PURCHASER IDENTIFICATION

☐ Check here if you, individually or together with others (see Section 8), are subscribing for the maximum purchase allowed (100,000 shares) and are interested in purchasing more shares if the maximum purchase limitations are increased. **If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.**

(8) ASSOCIATES/ACTING IN CONCERT

☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)

Name(s) listed in Section 9 on other stock order forms	Number of shares ordered	Name(s) listed in Section 9 on other stock order forms	Number of shares ordered

(9) STOCK REGISTRATION

The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. You may not add the name(s) of persons/entities who do not have subscription rights or who qualified in a lower subscription priority category. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone Number (important)
City	State	Zip	County	Evening Phone Number

(10) FORM OF STOCK OWNERSHIP

Check the applicable box. See Stock Order Form Instructions for ownership definitions.

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Uniform Transfer to Minors Act (for reporting SSN, use Minor's) ☐ Corporation/Partnership

☐ Other __________ **For trustee/broker use only:** ☐ IRA SSN of Beneficial Owner: ___-__-____

(11) ACKNOWLEDGMENT, CERTIFICATION AND SIGNATURE

I understand that, to be effective, this form, properly completed, must be received by People's United Financial, Inc. no later than 11:00 a.m. Eastern Time, on _____, 2007, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

OVER →

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term "associate" of a particular person means:

(1) a corporation or organization (other than People's Mutual Holdings, People's Bank, People's United Financial, or a majority-owned subsidiary of People's Bank or People's United Financial) of which the person is a senior officer or partner , or beneficially owns directly or indirectly 10% or more of any class of equity securities;

(2) any trust or other estate in which the person has a substantial beneficial interest or is a trustee or fiduciary; or

(3) any relative or spouse of such person, or any relative of such spouse, who lives in the same home as the person or who is a trustee, director or officer of People's Mutual Holdings, Inc., People's Bank, People's United Financial or any of the subsidiaries of the foregoing.

Acting in concert – The term "acting in concert" means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

Persons living at the same address will be deemed to be acting in concert, unless otherwise determined by our Board of Directors. A person who acts in concert with another person will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We will presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies.

Please see the Prospectus section entitled "The Conversion and Offering – Limitations on Common Stock Purchases" for more information on purchase limitations and a more detailed description of "associates" and "acting in concert".

(11) ACKNOWLEDGMENT, CERTIFICATION AND SIGNATURE (continued from front of Stock Order Form)

I agree that after receipt by People's United Financial, Inc., this Stock Order Form may not be modified or canceled without People's United Financial, Inc's consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) **I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares,** and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the overall purchase limitation of $2.0 million, in all categories of the offering combined, for any person, together with associates of, or persons acting in concert with, such person, as set forth in the Plan of Conversion and the Prospectus dated _______, 2007.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR SAVINGS ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY PEOPLE'S UNITED FINANCIAL, INC. OR PEOPLE'S BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director, Mr. Robert C. Albanese, at (201) 413-1000.

I further certify that, before purchasing the common stock of People's United Financial, Inc., I received the Prospectus dated _______, 2007, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the "Risk Factors" section beginning on page ____, which include but are not limited to the following:

1. Changes in interest rates could adversely affect our results of operations and financial condition.
2. Changes in our asset quality could adversely affect our results of operations and financial condition.
3. We may not be able to successfully implement our plans for growth.
4. The success of our Stop & Shop branches depends on the success of the Stop & Shop brand.
5. We depend on our executive officers and key personnel to continue the implementation of our long-term business strategy and could be harmed by the loss of their services.
6. Our business is affected by the international, national, regional and local economy generally, and the geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.
7. In response to competitive pressures, our costs could increase if we were required to increase our service and convenience levels or our margins could decrease if we were required to increase deposit rates or lower interest rates on loans.
8. Changes in federal and state regulation could adversely affect our results of operations and financial condition.
9. If People's Bank is not permitted to pay dividends to us, we may not be able to fully fund our operations, pay dividends or make acquisitions.
10. If People's Bank's allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
11. Our stock benefit plans will increase our costs, which will reduce our profitability and stockholders' equity.
12. After the offering, our return on average equity will be low compared to other companies. This could negatively impact the price of our common stock.
13. We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize the proceeds could significantly reduce our profitability.
14. Stock market volatility may affect the price of our common stock.
15. The Certificate of Incorporation and Bylaws of People's United Financial and certain laws and regulations may prevent or make more difficult certain transactions, including a sale or merger of People's United Financial.
16. You may not revoke your decision to purchase People's United Financial common stock in the subscription offering after you send us your subscription.
17. The contribution to the People's Community Foundation will hurt our 2007 profits and dilute your ownership interest.
18. Our contribution to the People's Community Foundation may not be tax deductible, which could hurt our profits.

By executing this form the investor is not waiving any rights under the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form →

PEOPLE'S UNITED FINANCIAL, INC.
STOCK ORDER FORM INSTRUCTIONS

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $20.00 price per share. The minimum purchase is 25 shares ($500). The maximum allowable purchase by an individual, or individuals exercising subscription rights through a single qualifying deposit account held jointly, is 100,000 shares ($2.0 million). Further, no person, together with associates or persons acting in concert, may purchase an aggregate of more than 100,000 shares ($2.0 million), in all categories of the offering combined. Current People's United Financial, Inc. stockholders are subject to these purchase limitations *and* to an overall ownership limitation. Please see the Prospectus section entitled "The Conversion and Offering – Limitations on Common Stock Purchases" for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Payment by Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to People's United Financial, Inc. These will be cashed upon receipt, and acceptance of this order is subject to collection of funds. Indicate the amount remitted. Interest will be paid at our passbook savings rate until the offering is completed. Cash, wire transfers, third party checks, and People's Bank equity line of credit checks and funds from your personal line of credit may not be remitted as payment for this purchase.

Section (4) – Payment by Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your People's Bank deposit account(s). Indicate the account number and amount you wish withdrawn from each account. Funds designated for withdrawal must be within the account(s) at the time the Stock Order Form is received. Upon receipt of the order, we will place a hold on the amount(s) designated by you. These funds will then become unavailable to you for withdrawal, however you will continue to earn interest within the account(s) at the contractual rate. There will be no early withdrawal penalty for withdrawal from a People's Bank certificate of deposit account for this purpose. Note that you may NOT designate for withdrawal People's Bank retirement accounts, such as IRAs and Keoghs, or accounts with check-writing privileges. If you would like to use funds from an account with check-writing privileges, please make payment by a check drawn on such account. Please contact the Stock Information Center as soon as possible, but no later than ______, 2007, if you want to use People's Bank retirement accounts (or any other retirement funds) to make your stock purchase. Your ability to use retirement accounts to buy shares cannot be guaranteed and depends on various factors, including timing constraints and where those funds are currently held.

Section (5) – Purchaser Information. Purchase priorities are based on eligibility dates. There are three dates. Please check the **one** box that reflects the earliest date at which you had an account. List all deposit account numbers that you had ownership in as of your eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor's eligible accounts. If purchasing shares for a corporation or partnership, list only that entity's eligible accounts. Attach a separate page, if necessary. **Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation.** See "The Conversion and Offering" section of the Prospectus for further details about the Subscription Offering, and the method for allocating shares in the event of an oversubscription.

Section (6) – Management & Employees. Check the applicable box if you are a People's Mutual Holding Company, People's United Financial, Inc. or People's Bank trustee, director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings, and children who reside in the same house as the trustee, director, officer or employee.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. **Your failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you check the box but have not subscribed for the maximum amount and did not complete item 8, you will not receive this notification.**

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each order form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. **IMPORTANT: Subscription rights are non-transferable.** You may not add the name(s) of persons/entities who do not have subscription rights or who qualified in a lower subscription priority. Stock may be registered in the name of a trust for which you are the sole beneficiary or sole income beneficiary. For this purpose, an IRA that is held as a custodial account is deemed to be a trust. A Social Security or Tax ID number must be provided. The first number listed will be identified with your purchase for tax reporting purposes. Listing a phone number is important, in the event we need to contact you about this form. NOTE FOR NASD MEMBERS: If you are a member of the NASD ("National Association of Securities Dealers"), or a person affiliated or associated with an NASD member, you may have additional reporting requirements. Please report this subscription in writing to the applicable NASD member within one day of payment thereof.

Section (10) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as "Dr", "Mrs.", etc. Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of the Stock Order Form must have had an eligible account at People's Bank on June 30, 2005, ______, 2006, or ______, 2007.

Buying Stock Jointly:

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 9 of the Stock Order Form must have had an eligible account at People's Bank on June 30, 2005, ______, 2006, or ______, 2007.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 9 of the Stock Order Form must have had an eligible account at People's Bank on June 30, 2005, ______, 2006, or ______, 2007.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible account at People's Bank on June 30, 2005, ______, 2006, or ______, 2007. The standard abbreviation for custodian is "CUST", while the Uniform Transfer to Minors Act is "UTMA", followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the CT Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-CT (list only the minor's social security number).

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate that entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible account at People's Bank on June 30, 2005, ______, 2006, or ______, 2007.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, "Executor"), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible account at People's Bank on June 30, 2005, ______, 2006, or ______, 2007. See Instruction 9.

Buying Stock in a Self-Directed IRA or Other Retirement Account (for trustee/broker use only) – Stock may be purchased using self-directed individual retirement accounts, or other retirement accounts, which have the ability to hold the securities, such as at a brokerage firm. People's Bank retirement accounts are not self-directed. People's Bank IRA funds that you wish to use will have to be transferred, before you place your order, to an independent trustee, such as a brokerage firm (other than People's Securities, Inc.) Please contact the Stock Information Center by ______, 2007 for assistance with IRA-related questions. If ordering in the Subscription Offering, the beneficial owner of the IRA must have had qualifying deposits in People's Bank on June 30, 2005, ______, 2006, or ______, 2007. Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO JOHN SMITH IRA"). You can indicate an account number or other underlying information, and the custodian or trustee firm's address and department to which all correspondence should be mailed related to this order, including the account statement evidencing the number of shares purchased. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes.

Section (11) – Acknowledgment, Certification and Signature. Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment and certification. Verify that you have printed clearly, and completed all applicable shaded areas. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

DELIVERY INSTRUCTIONS. Deliver your completed Stock Order Form, with full payment or withdrawal authorization, so that it is received (not postmarked) by 11:00 a.m., Eastern Time, on ______, 2007. Please do not submit faxes or copies of the Stock Order Form. Stock Order Forms can be delivered by mail using the enclosed Order Reply envelope, by hand to a secure drop box located in the lobby of People's Bank's headquarters, 850 Main Street, Bridgeport, CT, or by overnight delivery to the address below. You may NOT deliver Stock Order Forms to banking or other offices of People's Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or required signature(s).

OVERNIGHT DELIVERY ADDRESS: People's Bank, Attn: Stock Offering, 850 Main Street, Bridgeport, CT 06604

QUESTIONS? Call our Stock Information Center, toll free, at 1-(800) ____-____, Monday through Friday from 10:00 a.m. to 4:00 p.m. Eastern Time. The Center is not open on weekends and bank holidays.